UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

October 14, 2010 (Date of earliest event reported: October 13, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 13, 2010, Geokinetics Inc. (“Geokinetics”) appointed Gary L. Pittman as Executive Vice President and Chief Financial Officer.

Prior to joining Geokinetics, Mr. Pittman, 55, served as the Executive Vice President and Chief Financial Officer of Edge Petroleum Corporation, a publicly held independent oil and gas exploration company, from January 2009 to December 2009, when Edge was sold to Mariner Energy, Inc..  Prior to that, he served as Vice President of Special Projects of Tronox Incorporated, a publicly held chemical company, from September 2008 to January 2009, as Vice President, Chief Financial Officer, Treasurer and Secretary of Vermilion Companies, privately owned oil and gas exploration companies, from March 2008 to August 2008.  Mr. Pittman also served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Pioneer Companies, Inc., a publicly held chemical company, from 2002 to 2007, when Pioneer was sold to Olin Corporation.  There is no family relationship between Mr. Pittman and any of the executive officers or directors of Geokinetics.  For clarification purposes, Gary L. Pittman is not related to Gary M. Pittman, a current member of Geokinetics’ Board of Directors.

On October 13, 2010, Geokinetics also entered into an employment agreement with Gary L. Pittman.  Mr. Pittman’s employment agreement provides for an annual base salary of $312,000 and a discretionary bonus with a target of 66% of his base salary.  If Geokinetics terminates Mr. Pittman’s employment without cause or Mr. Pittman resigns from his employment for good reason, Mr. Pittman is entitled to twelve months’ severance pay.  The employment agreement provides that Mr. Pittman is not entitled to severance pay if his employment is terminated due to death, disability, his resignation (other than for good reason), or termination for cause, unless Geokinetics advises Mr. Pittman of its intention to enforce certain non-compete obligations.  In the event Geokinetics undergoes a change in control, Mr. Pittman has the right to receive certain additional equity vesting provisions.  The agreement also contains various non-compete and non-solicitation provisions.  The foregoing description of the employment agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Additionally, Mr. Pittman was granted stock options to purchase 50,000 shares of Geokinetics’ common stock.  Such options will have an exercise price equal to the closing price of Geokinetics’ common stock on October 13, 2010.  Options to purchase 30,000 shares will vest in three (3) equal annual installments beginning on November 15, 2011, and options to purchase the remaining 20,000 shares will vest on November 15, 2013.

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On October 13, 2010, Geokinetics issued a press release announcing that Gary L. Pittman was named Executive Vice President and Chief Financial Officer of Geokinetics.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Title of Document
10.1	Employment Agreement dated October 13, 2010
99.1	Press release dated October 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

October 14, 2010	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document

(d) Exhibits:

10.1	Employment Agreement dated October 13, 2010.
99.1	Press release dated October 13, 2010.